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                                                                    EXHIBIT 10.9

                    AGREEMENT FOR INVESTOR RELATIONS SERVICES

THIS AGREEMENT FOR INVESTOR RELATIONS SERVICES ("Agreement") is made and entered in duplicate effective this 15th day of October 2001, ("Effective Date") by and among Westin Communications Inc., a British Columbia corporation ("Consultant"), and Blade Internet Ventures Inc., a corporation ("Client").

                                    RECITALS

         A. Client desires to retain the services of Consultant to provide Client certain investor relations and related services, on the terms and subject to the conditions specified in this Agreement.

         B. Consultant desires to furnish to Client certain investor relations and related services, on the terms and subject to the conditions specified in this Agreement.

         C. Client is in the process of obtaining funding from investors and anticipates a first closing on approximately $2,000,000 ("First Financing"), and a second closing of approximately $3,000,000 ("Second Financing").

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

         1. Term of Agreement. The respective duties and obligations of the parties to this Agreement shall commence on the Effective Date and shall continue for a period of one (1) year thereafter.

         2. Services to be performed by Consultant. Consultant shall consult with Client regarding the investor relations policy of Client and coordinate for Client the consistent, accurate and timely dissemination of information regarding Client to enable the public to make informed investment decisions regarding Client's securities. In that regard, Consultant shall consult with Client regarding all communications by and on behalf of Client with the public regarding the financial performance, financial prospects, business prospects or business plans of Client or any subsidiaries or any part of Client. As used in this Agreement the term "public" shall contemplate and be defined as any person outside of Client, including, but not limited to, a customer, prospect, business partner, employee of entities with which Client has entered into relationships or agreements, employee of a corporate investor, journalist, news reporter, analyst of any kind whatsoever (including securities analyst, industry analyst, and technical analysts, stock brokers, fund managers, friend or family member). The services contemplated by the provisions of this Agreement also contemplate that Consultant shall arrange, schedule and attend meetings and conferences with analysts, brokers, managers and any other interested persons and preparing


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information and materials regarding Client for distribution to those brokers, analysts, investment advisors, managers and other persons and causing that information and those materials to be distributed to brokers, managers, analysts, advisors and other related and interested persons. Upon request therefore, Client shall provide to Consultant sufficient information and materials to enable Consultant to perform these services contemplated by the provisions of this Agreement. The services contemplated by the provisions of this Agreement also contemplate that Consultant shall consult with Client regarding meaningful forward looking safe harbor cautionary statements, the review of information provided to Client by financial and other analysts and the review and editing of information posted on Client's website. Consultant shall also consult with Client with respect to rumors regarding Client, its business or prospects.

         3. Completion Times. Consultant shall furnish to Client the completed work at times to be mutually agreed upon by the parties. Working schedules shall be predicated on normal working conditions and are subject to adjustment at any time in the event of any cause or causes beyond the control of Consultant.

         4. Compensation. As compensation for services to be provided by Consultant to Client pursuant to the provisions of the Agreement, Client shall pay Consultant the principal amount of $400,000 upon closing of the First Financing, and a further $500,000 upon closing of the Second Financing as advances for services to be provided by the Consultant in accordance with written budgets to be submitted to the Client. The Consultant will render services to the Client in accordance with the written budgets unless the parties otherwise agree. The $900,000 to be advanced to the Consultant shall constitute the entire amount payable to the Consultant for compensation and reimbursement of expenses hereunder.

         5. Management Power of Consultant. The business affairs of Client and the operation of Client's business shall be conducted by the officers, administrative staff and employees of Client. It is the intention of Client not to confer on Consultant, and Consultant shall not have, any power of direction, management, supervision or control of the administrative staff or other employees of Client, or otherwise be involved with the management of the business of Client.

         6. Services of Consultant not Exclusive. Consultant may represent, perform services for, and be employed by, any additional persons as Consultant, in Consultant's sole and absolute discretion, determines to be necessary or appropriate.

         7. Employment of Assistants. If it is necessary for Consultant to have the aid of assistants or the services of any other person to perform the duties and obligations required of Consultant pursuant to the provisions of this Agreement, Consultant may from time to time employ, engage or retain the services of such other person. Any and all costs to Consultant for those services shall be chargeable to Consultant.

         8. Failure to Act by Representative of Consultant. Any direction given or service performed by any representative of Consultant, pursuant to the provisions of this Agreement, shall constitute the direction, consultation or the performance by Consultant. In the event, for any reason whatsoever, any representative of Consultant is unable or unwilling to act or perform pursuant to the provisions of this Agreement, that event shall not void this Agreement or diminish its effect and the performance by any other representative of Consultant shall constitute full and complete performance of Consultant's obligations pursuant to the provisions of this Agreement.


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         9.       Governmental Rules and Regulations. The provisions of this
Agreement and the relationship contemplated by the provisions of this Agreement are subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of that relationship.

         10.      Confidential Information.

                  (a) Any and all confidential information communicated to Consultant by Client, identified as such, regarding Client and its business ("Confidential Information"), including any Confidential Information gained by Consultant or any of its agents, counsel, personnel, accountants, employees or other representatives ("Consultant's Representatives"), whether or not that Confidential Information was communicated directly or indirectly or intentionally or inadvertently, is confidential.

                  (b) During the term of this Agreement and at all times thereafter Consultant shall use its best efforts to prevent inadvertent disclosure to any other person of any Confidential Information. Consultant shall instruct Consultant's Representatives to keep that information confidential by using the same care and discretion Consultant's Representatives use with similar information and data designated by Consultant as confidential.

                  (c) Any and all Confidential Information constitutes an exceptionally invaluable trade secret of Client.

                  (d) The Confidential Information shall belong exclusively to, and shall be the property of, Client.

         11. Copies of Confidential Information. Copies of any and all Confidential Information may not be made without the express written permission of Client. Any and all such copies shall be returned to Client with the originals of that Confidential Information.

         12. Return of Confidential Information. Consultant shall return to Client, promptly at request of Client, any and all Confidential Information which Client shall have provided to Consultant.

         13. Ownership of Books, Records, and Papers. All books and records relating to shareholders of client shall be the exclusive property of Client. All such books and records shall be returned immediately to Client by Consultant on any termination of this Agreement.

         14. Registration Status of Consultant. Consultant is not engaged in the business of affecting transactions in securities. Neither Consultant nor any of its officers, directors, shareholders or employees is registered with any agency as a broker-dealer, investment advisor or investment manager and, as result, is precluded by law from providing to Client services which would be considered to be those of a broker-dealer, investment advisor or investment manager. In that regard, Consultant shall not offer, offer to sell, offer for sale, sell, or attempt to induce the purchase or sale of any securities. None of the services to be provided by Consultant pursuant to the provisions of this Agreement are intended to be, or shall be construed as, offering or selling securities, or providing investment, legal or tax advice. Consultant makes no guarantees or promises to Client regarding the results of Consultant's services to be provided pursuant to the provisions of this Agreement.


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         15.      Information to be furnished by Client. Client shall furnish to
Consultant any and all information, financial records, documents, shareholder and other information as may be required by Consultant to enable Consultant to provide the services contemplated by the provisions of this Agreement. Client shall, to the maximum extent permitted by law, indemnify and hold Consultant harmless for, from and against any losses, claims, damages or liabilities, joint or several, to which Consultant may become subject, insofar as such losses, claims, damages or liabilities (or actions relating thereto) are caused by any untrue statement or alleged untrue statement of any fact contained in any information provided by Client to Consultant or resulting from or based on the omission or alleged omission to specify a material fact required to be specified or necessary to make information provided by Client to Consultant not misleading. In that regard, Client shall reimburse Consultant for any and all legal and other expenses incurred by Consultant in connection with investigating or defending against any such loss, claim, damage, liability or action;
provided, however, Client shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability results from or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made by Consultant. The indemnification specified by the provisions of this Section 15 shall survive the termination of this Agreement.

         16. Minimum Amount of Service. Any other provision of this Agreement to the contrary notwithstanding, Consultant shall devote only so much time to consult with Client regarding investor relations and related matters as Consultant, in Consultant's sole and absolute discretion, determines to be appropriate and necessary.

         17. Relationship Created. Consultant is not an employee or agent of Client for any purpose whatsoever, but Consultant is an independent contractor. Client is interested only in the results obtained by Consultant, and Consultant shall have complete and sole control of the manner and means of performing pursuant to the provisions of this Agreement. Client shall not have the right to require Consultant to take any action which would jeopardize the relationship of independent contractor between Client and Consultant. All expenses and disbursements, including, but not limited to, those for travel and maintenance, entertainment, officer, clerical, and general administrative expenses which may be incurred by Consultant in connection with this Agreement shall be borne and paid completely by Consultant, and Client shall not be in any way responsible or liable for those expenses, or any portion thereof. Consultant shall have the right to appoint or otherwise designate suitable and desirable employees, agents and representatives ("Consultant's Agents"). Consultant shall be solely responsible for Consultant's Agents and their acts. Consultant's Agents shall be at Consultant's own risk, expense, and supervision. Consultant's Agents shall not have any claim against Client for salaries, commissions, items of cost, or other forms of compensation or reimbursement. Consultant represents, warrants, and covenants that Consultant's Agents shall be subordinate to Consultant and subject to each and all of the terms, provisions, and conditions applying to Consultant pursuant to the provisions of this Agreement. Consultant shall be solely responsible for and shall pay any and all expenses incurred in connection with the operation of Consultant's office and facilities and Consultant's business activities. Consultant does not have, nor shall Consultant hold itself out as having, any right, power, or authority to create any contract or obligation, either express or implied, on behalf of, in the name of, or obligating Client or pledge Client's credit, or extend credit in Client's name unless Client shall consent thereto in advance and in writing.

         18. The Consultant will provide its services hereunder in compliance with all applicable securities laws and other laws, rules and regulations and the Consultant will not make any representations or provide any written information on the Client without the express approval


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of the Client, such approval not to be unreasonably withheld.

         19. Recovery of Litigation Costs. If any legal or equitable action or other proceeding is commenced for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation regarding any of the provisions of this Agreement, the successful or prevailing party in such action or proceeding shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

         20. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties regarding the subject matter of this Agreement and specifies all the covenants and agreements between the parties with respect to that subject matter, and each party acknowledges no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party which are not specified in this Agreement; and any other agreement, statement or promise concerning the subject matter specified in this Agreement without including any such part, parts or portion which, for any reason, hereafter may be declared invalid.

         21. Severability. In the event any part of this Agreement, for any reason, is declared to be invalid, such decision shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in complete force and effect as if this Agreement had been executed with the invalid portion of this Agreement eliminated, and it is hereby declared intention of the parties would have executed the remaining portion of this Agreement without including any such part, parts or portion which, for any reason, hereafter may be declared invalid.

         22. Number and Gender. Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and the neuter genders, and vice versa; and the word "person" shall include corporation, firm, trust, estate, joint venture, governmental agency, sole proprietorship, political subdivision, company, congregation, organization, fraternal order, club, league, society, municipality, association, joint stock company, partnership, limited liability company, association, or other form of entity.

         23. Successors and Assigns. This Agreement and each of the provisions of this Agreement shall obligate and inure to the benefit the heirs, executors, administrators, successors and assigns of each of the parties.

         24. Indemnification by Parties. In addition to that indemnification specified by the provisions of Section 15 of this Agreement, each party to this Agreement shall save other party to this Agreement harmless from and against and shall indemnify the other party for any liability, loss, costs, expenses or damages howsoever caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default, or omission of the indemnifying party. Each party shall pay any and all amounts to be paid or discharged in the case of any action for any such damages or injuries. If either party is sued in any court for damages by reason of any of the acts of the other party, such other party shall defend said action (or cause said action to be defended) at the expense of such other party and such other party shall pay and discharge any judgment that may be rendered in any such action. If such other party fails or neglects to so defend in any such action, the party sued may defend in such action and any expenses, including reasonable


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attorney's fees, which said party sued may pay or incur in defending said action and the amount of any judgment which said party sued may be required to pay shall be reimbursed by such other party promptly upon demand. The indemnification specified by the provisions of this Section 24 shall survive the termination of this Agreement.

         25. Time. Time is of the essence of this Agreement and each and all of the provisions of this Agreement.

         26. Force Majuere. If any party is rendered unable, completely or partially, by the occurrence of an event of "force majeure" (hereinafter defined) to perform such party's obligations created by the provisions of this Agreement, such party shall give to the other party prompt written notice of the event of "force majeure" with reasonably complete particulars concerning such event; thereupon, the obligations of the party giving such notice, so far as those obligations are affected by the event of "force majeure," shall be suspended during, but no longer than, the continuance of the event of "force majeure." The party affected by such event of "force majeure" shall use all reasonable diligence to resolve, eliminate and terminate the event of "force majeure" as quickly as practicable. The requirement that an event of "force majeure" shall be remedied with all reasonable dispatch as hereinabove specified, shall not require the settlement of strikes, lockouts or other labor difficulties by the party involved, contrary to such party's wishes, and the resolution of any and all such difficulties shall be handled entirely within the discretion of the party concerned. The term "force majeure" as used in this Agreement shall be defined as and mean any act of God, strike, civil disturbance, lockout or other industrial disturbance, act of the public enemy, war, blockage, public riot, earthquake, tornado, hurricane, lightning, fire, public demonstration, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause or event, whether of the type enumerated specifically in this section or otherwise, which is not reasonably within the control of the party claiming such suspension.

         27. Currency. All dollar amounts specified in this Agreement shall refer to and mean United States Dollars.

         28. Governing Law. This Agreement shall be deemed to have been entered into in the City of Vancouver, Province of British Columbia and all questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the Province of British Columbia, without regard to conflicts of law principles. Any and all actions or proceedings, at law or in equity, to enforce or interpret the provisions of this Agreement shall be litigated in the Supreme Court of British Columbia within the City of Vancouver, Province of British Columbia. No claim, demand, action, proceeding, litigation, hearing, motion or lawsuit resulting from or with respect to this Agreement shall be commenced or prosecuted in any jurisdiction other than the Province of British Columbia, and any judgment, determination, finding or conclusion reached or rendered in any other jurisdiction shall be null and void. Each party hereby consents expressly to the jurisdiction of any court located within the City of Vancouver, Province of British Columbia and consents that any service of process in such action or proceeding may be made by personal service upon such party wherever such party may be then located, or by certified or registered mail directed to such party at such party's last known address.

         29. Consent to Agreement. By executing this Agreement, each party, for itself, represents such party has read or caused to be read this Agreement in all particulars, and consents


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to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement. Each party represents, warrants and covenants that such party executes and delivers this Agreement of its own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical. Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgment and upon the advice of such party's counsel.

         30. Survival of Representations and Warranties. All representation and warranties made by each party to this Agreement shall be deemed made for the purpose of inducing the other party to enter into and execute this Agreement. The representations and warranties specified in this Agreement shall survive the terminations of this Agreement and shall survive any investigations by either party whether before or after the execution of this Agreement.

         31. Reservation of Rights. The failure of any party at any time or times hereafter to require strict performance by any of the warranties, representations, covenants, terms, conditions and provisions specified in this Agreement shall not waive, affect or diminish any right of such party failing to require strict performance to demand strict compliance and performance therewith and with respect to any other provisions, warranties, terms, and conditions specified in this Agreement. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether the same or of a different type.

         32. Execution in Counterparts. This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution. All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible.

         33. Modification. No modifications, supplement or amendment of this Agreement or of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by both parties.

         34. Further Assurances. The parties shall from time to time sign and deliver further instruments and take any further actions as may be necessary to effectuate the intent and purposes of this Agreement.

         IN WITNESS WHEREOF, the parties have entered into and executed this Agreement in duplicate as of the date specified in the preamble of this Agreement.

"CLIENT"                                    "CONSULTANT"
Blade Internet Ventures Inc.,               Westin Communications Inc.
a Nevada corporation                        a British Columbia corporation



By:                                         By:
   -------------------------------             ---------------------------------
Its: President                                          Its: President



By:                                         By:
   -------------------------------             ---------------------------------
Its: Secretary                                         Its: Secretary